THIRD SUPPLEMENTAL INDENTURE THIS THIRD SUPPLEMENTAL INDENTURE dated as of October 17, 2025 is by and among Wilmington Trust, National Association, as trustee (herein, together with its successors in interest, the “Trustee”), Flagstar Bank, National Association, a banking association organized under the laws of the United States with its main office in Hicksville, New York (the “Successor Company”), and Flagstar Financial, Inc. (f/k/a New York Community Bancorp, Inc.)a Delaware corporation (the “Company”), under the Indenture referred to below. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Trustee, the Company and the Successor Company hereby agree as follows: PRELIMINARY STATEMENTS The Trustee and the Company are parties to that certain Indenture dated as of October 28, 2020 (the “Base Indenture” and, as supplemented by the First Supplemental Indenture dated as of October 28, 2020 and the Second Supplemental Indenture dated as of December 1, 2022, the “Indenture”), pursuant to which the Company issued U.S. $150,000,000 of its 4.125% Fixed-to- Floating Rate Subordinated Notes due 2030 (the “Notes”). As permitted by the terms of the Indenture, the Company, simultaneously with the effectiveness of this Third Supplemental Indenture, shall merge (referred to herein for purposes of Article V of the Indenture as the “Merger”) with and into the Successor Company with the Successor Company as the surviving corporation. As a result of the Merger, the Successor Company will be a public company that, as a national bank, may make its filings under the Securities Exchange Act of 1934 with the Office of the Comptroller of the Currency, rather than the Securities and Exchange Commission (“SEC”). The parties hereto are entering into this Third Supplemental Indenture pursuant to, and in accordance with, Articles V and IX of the Indenture. SECTION 1. Definitions. All capitalized terms used herein that are defined in the Indenture, either directly or by reference therein, shall have the respective meanings assigned them in the Indenture except as otherwise provided herein or unless the context otherwise requires. SECTION 2. Interpretation. (a) In this Third Supplemental Indenture, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa; (ii) reference to any gender includes the other gender; (iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Third Supplemental Indenture as a

2 whole and not to any particular Section or other subdivision; (iv) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Third Supplemental Indenture or the Indenture, and reference to a person in a particular capacity excludes such person in any other capacity or individually provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Third Supplemental Indenture or the Indenture; (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, as well as any substitution or replacement therefor and reference to any note includes modifications thereof and any note issued in extension or renewal thereof or in substitution or replacement therefor; (vi) reference to any Section means such Section of this Third Supplemental Indenture; and (vii) the word “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. (b) No provision in this Third Supplemental Indenture shall be interpreted or construed against any person because that person or its legal representative drafted such provision. SECTION 3. Assumption of Obligations. (a) Pursuant to, and in compliance and accordance with, Section 5.1 of the Indenture, the Successor Company hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture to be performed, or observed by the Company under the Indenture. (b) Pursuant to, and in compliance and accordance with, Section 5.2 of the Indenture, the Successor Company succeeds to and is substituted for the Company, with the same effect as if the Successor Company had originally been named in the Indenture as the Company. SECTION 4. References to “SEC”. Pursuant to, and in compliance with, Section 9.1(d) of the Indenture, all references to the SEC in Section 4.3 of the Indenture shall be references to “the SEC or the Office of the Comptroller of the Currency, as applicable”. SECTION 5. Representations and Warranties. The Successor Company represents

3 and warrants that (a) it has all necessary power and authority to execute and deliver this Third Supplemental Indenture and to perform the Indenture, (b) that it is the successor of the Company pursuant to the Merger effected in accordance with applicable law, (c) that it is a national bank organized and existing under the laws of the United States, (d) that both immediately before and after giving effect to the Merger and this Third Supplemental Indenture, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing and (e) that this Third Supplemental Indenture is executed and delivered pursuant to Section 9.1(c) and (d) of the Indenture and Article V of the Indenture and does not require the consent of the Securityholders. SECTION 6. Conditions of Effectiveness. This Third Supplemental Indenture shall become effective simultaneously with the effectiveness of the Merger, provided, however, that: (a) the Trustee shall have executed a counterpart of this Third Supplemental Indenture and shall have received one or more counterparts of this Third Supplemental Indenture executed by the Successor Company and the Company; (b) the Trustee shall have received an Officers’ Certificate stating that (i) the Merger complies with the requirements of the Indenture; (ii) the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture; and (iii) in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the Merger and this Third Supplemental Indenture have been complied with; and (c) the Trustee shall have received an Opinion of Counsel to the effect that (i) all conditions precedent provided for in the Indenture relating to the Merger and this Third Supplemental Indenture have been complied with; (ii) the Merger complies with the Indenture; and (iii) the execution and delivery of this Third Supplemental Indenture is authorized or permitted by the terms of the Indenture. SECTION 7. Reference to the Indenture. (a) Upon the effectiveness of this Third Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby. (b) Upon the effectiveness of this Third Supplemental Indenture, each reference in the Notes to the Indenture including each term defined by reference to the Indenture shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby. (c) The Indenture, as amended and supplemented hereby shall remain in full force and effect and is hereby ratified and confirmed.

4 SECTION 8. Execution in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. SECTION 9. Governing Law; Binding Effect. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns. SECTION 10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the due execution thereof by the Company or the Successor Company. The recitals of fact contained herein shall be taken as the statements solely of the Company or the Successor Company, and the Trustee assumes no responsibility for the correctness thereof. [Signatures on following page]

[Signature page to Third Supplemental Indenture - 4.125% Fixed-to-Floating Rate Subordinated Notes due 2030] IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first written above. FLAGSTAR FINANCIAL, INC. By: /s/ Brian Boike Name: Brian Boike Title: Executive Vice President and Treasurer FLAGSTAR BANK, NATIONAL ASSOCIATION By: /s/ Brian Boike Name: Brian Boike Title: Executive Vice President and Treasurer WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee By: /s/ Michael H. Wass Name: Michael H. Wass Title: Vice President